UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2025

Atossa Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35610	26-4753208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10202 5th Avenue NE, Suite 200
Seattle, Washington		98125
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 588-0256

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check th e appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.18 par value	ATOS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On April 7, 2025, Atossa Therapeutics, Inc. (the “Company”) announced that Intas Pharmaceuticals Ltd. filed a Petition for Post Grant Review (“PGR”) with the U.S. Patent and Trademark Office (the “PGR Petition”) relating to one of the Company’s issued patents (U.S. Patent No. 12,071,391), titled, “Methods for Making and Using Endoxifen,” and also filed a Petition for Inter Partes Review (“IPR”) with the U.S. Patent and Trademark Office (the “IPR Petition”) relating to one of the Company’s issued patents (U.S. Patent No. 11,261,151), titled “Methods for Making and Using Endoxifen,” (together with U.S. Patent No. 12,071,391, the “Patents”). The Company intends to vigorously contest the PGR and IPR Petitions and believes that the Patents were properly granted and include valid and enforceable claims. However, there can be no assurance that the Company will prevail in contesting the PGR and IPR Petitions.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atossa Therapeutics, Inc.

Date:	April 7, 2025	By:	/s/ Heather Rees
Chief Financial Officer